SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	December 19, 2006
Crystal River Capital, Inc.
(Exact Name of Registrant as Specified in its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)
001-32958	20-2230150
(Commission File Number)	(I.R.S. Employer Identification No.)
Three World Financial Center, 200 Vesey Street, 10th Floor New York, New York	10281
(Address of Principal Executive Offices)	(Zip Code)
(212) 549-8400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 19, 2006, Crystal River Capital, Inc. issued a press release announcing the pricing of a proposed offering of approximately $325.0 million aggregate principal amount of non-recourse commercial mortgage related securities through two of its subsidiaries, Crystal River Resecuritization 2006-1 Ltd. and Crystal River Resecuritization 2006-1 LLC.

In accordance with Rule 135c promulgated under the Securities Act of 1933, as amended, a copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated December 19, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYSTAL RIVER CAPITAL, INC.

December 19, 2006	By:	/s/ John J. Feeney, Jr.
Name:	John J. Feeney, Jr.
Title:	Executive Vice President and Secretary

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